Exhibit 10.1

Marketing Consulting Agreement for Enshi Black Hogs (North China Area)

Entrusting Party (Party A): Wuhan Fengze Agricultural Science & Technology Development Co., Ltd. (“Fengze”)
Legal Representative: Hanying Li (Chairwoman)

Party B:  Mr. Yu Wang, Mr. Yan Liu, Mr. Xiaoxu Liu (all these people are the citizens of PRC)

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, based on the principles of equality, free will, fairness and good faith, Party A and Party B reached the following agreement on the marketing consulting of promoting Party A’s black hog products program in Beijing and Tianjin area after careful negotiation.

I.  Responsibilities

1.1  Party B is responsible for the market research and analysis of the black hogs in North China Area, establishing the marketing channel models, ensuring Party A’s black hog products can be quickly entered into the principal supermarkets, farmer’s markets, state organs, schools and high-grade hotels in Beijing and Tianjin area under Party A’s cost budgeting ;

1.2  Party B is responsible for recommending the main operators of pork products channels and the relevant enterprises of hog logistics and slaughtering in North China area to Party A. Meanwhile, Party B is required to help Party A set up North China market cooperation networks to ensure the black hogs successfully entering into the North China Market.

1.3  After the contract is signed, the job target of Party B is promoting the sales volume from zero to 30,000 in North China by December 30th, 2013.

1.4  Party A is responsible for providing the relevant certificates and documents required by the promoting of the black hog products program which have been approved by Party A in written form;

1.5  Party A should guarantee the quality, the timely supply and replenishment of black hogs to ensure the sales won’t be impacted.

II. Term of Service

2.1  From the effective date of signing this agreement, the service term of Party B is 24 months.

III. The rights and obligations of Party A

3.1  Party A should follow all the relevant regulations of hogs breeding and selling, and burden the relevant obligations. Besides, Party A should provide Party B with all

3.2  Party A should appoint person to coordinate the work of Party B.

3.3  Party A should pay the marketing consulting fee to Party B in terms of the payment method, payment time and amount stipulated by the agreement.

3.4  Party A has rights to request Party B to change the unqualified members of the marketing team, and the charges incurred herein shall be undertaken by Party B.

IV. The rights and obligations of Party B

4.1  Party B should do their best to provide the planning and marketing consulting service for the black hog program.

4.2  Party B can set up a work team and recruit employees according to their own needs, Party A can’t interfere with the decision.

4.3  Party B must quarterly report the work achievement to party B in the forms of holding meetings or submitting written reports.

4.4 When Party A has questions to the sales financial data, Party B should issue the written explanation to Party A. If it is really the omission caused by Party B, Party B should do the adjustment according to the comments of Party A.

4.5  Party B has the right to obtain the marketing consulting fee according to the agreement.

V. Marketing Consulting Fee and payment method:

5.1  Marketing Consulting Fee: 960,000 outstanding common shares of Tianli Agritech, Inc. The three consultants of Party B will distribute the shares equally, i.e.: 320,000 for each.

5.2  Payment method:  Party A should inform the relevant department of USA to handle the shares issuing procedures within one week after signing the agreement, and mail the shares over to Party B as soon as possible.

5.3  During the period of performing this agreement, the salary, accommodation and business travel fee of Party B have been included in the payment said above and will not charge again.

VI. Performance Assessment

6.1  In the course of promoting the black hog marketing program, the black hog sales volume in Beijing, Tianjin and neighboring areas cannot be less than 30,000 by December 30th, 2013. If the sales target is not reached due to Party B, the shares obtained by Party B should be returned to Party A proportionately in terms of the original promise, the formula to calculate returning shares is:

      Shares returning number= (30,000-X)/30,000*960,000*50%

(“X” stands for the number of hogs that have been sold in Beijing, Tianjin and neighboring areas by December 30th, 2013.)

VII: Confidentiality

7.1  Both parties should strictly keep the other party’s business secrets during the valid period of the agreement and 3 years after the expiry of the agreement. Without written consent, both parties shall not release or disclose any confidential information to the public or any third party. Confidential information shall include but not limited to the overall project planning, marketing plan and pricing strategy and other information related to Party A.

7.2  Within 3 years after the expiry or termination of the agreement, Party B should not reveal any marketing or business information related to Party A which has been formed in the agreement period to any third party, Party B also promise that, within 3 years after the expiry of the agreement, Party B shall not involve in any business of black hog raising or sales in Beijing and Tianjin area.

VIII: Intellectual property

8.1  The intellectual property of the marketing planning reports and other consulting achievement documents written by Party B should belong to Party A permanently after the marketing and consulting fee has been paid to Party B.

8.2  Party B should ensure not to infringe upon other’s intellectual property, and will assume all the legal and economic responsibilities for the disputes. Should the operation and sales of Party A be hereby impacted or it forms damages to Party A, Party B should compensate the full damages after identification.

IX: Liability for breach of agreement

9.1 If the marketing consulting fee is delayed for 10 days according to the promise of the agreement without any reasonable reasons, Part A should pay penalty for the delay to Party B.

X: Force Majeure

10.1  If Party B is impacted, delayed or hindered by a force majeure while performing the obligations under the agreement, it shall give notice to the other party and specify the relevant details within 7 days after the Force Majeure happens. Party B can be exempt from the obligations after identification.

10.2 Neither of the two parties will assume the responsibilities as to the failure or delay of the obligation implement caused by the force majeure events. However, the party being affected should adopt proper measures to reduce or eliminate the impact from the force majeure, and try its best to recover the implement of the obligations affected by the force majeure events.

XI: Settlement of disputes

11.1 Any controversy or dispute related to the implement of this agreement should be settled through amicable negotiations by both parties.

11.2 Should the disputes can’t be settled through amicable negotiations, any party can submit it to Wuhan Arbitration Commission.

11.3 During any disputes or arbitration for the disputes, both parties shall perform its own obligations under the agreement, except the events of dispute.

XII: Applicable law

This agreement applies to all the current laws and regulations of PRC.

XIII: Agreement amendment

13.1 Any amendment of the agreement shall be negotiated and agreed, and a supplementary agreement shall be signed by both parties.

13.2 Supplementary agreement is a part of the agreement, if conflict occurs, the supplementary agreement hereof shall prevail.

There are two copies of this Agreement, one for each party, and will take effect upon execution.

Party A: Wuhan Fengze Agricultural Science & Technology Development Co., Ltd. (seal)
Legal Representative: Hanying Li (signature)
Date: June 28, 2012

Party B:  Yu Wang (signature)
Yan Liu (signature)
Xiaoxu Liu (signature)
Date: June 28, 2012